UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 2, 2012

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On November 2, 2012, we issued a press release announcing the increase in production results for the year ended June 30, 2012.

In connection with the preparation of our audited consolidated financial statements for the year ended June 30, 2012, we discovered an error in calculating  the weighted average number of shares outstanding for the year ended June 30, 2012 and the resulting loss per share for the year.  The weighted average number of common shares outstanding - basic & diluted was reported as 30,379,898 and should have been reported as 25,258,343, and the net loss per common share and equivalents - basic and diluted loss from operations was reported as $0.11 and should have been reported as $0.13.

Management evaluated the calculation error under the Securities and Exchange Commission’s authoritative guidance on materiality (Staff Accounting Bulletin No. 99) and determined that the errors and their impact, individually and in the aggregate, are immaterial.

Item 9.01	Financial Statements and Exhibits.

Exhibit No. 99.1	Press Release dated November 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: November 6, 2012	By:	/s/ Ron Hanna
Ron Hanna, President